Exhibit 99.1

Synlogic Announces Promotion of Dr. Caroline Kurtz to Chief Development Officer and Strengthening of Leadership Team

CAMBRIDGE, Mass., March 8, 2021 /PRNewswire/ -- Synlogic, Inc. (Nasdaq: SYBX), a clinical stage company bringing the transformative potential of synthetic biology to medicine, today announced the promotion of Dr. Caroline Kurtz to Chief Development Officer. As Chief Development Officer, Dr. Kurtz will be responsible for portfolio strategy, program leadership, and development of Synlogic's portfolio of Synthetic Biotic medicines, including the company's lead assets, SYNB1618 for Phenylketonuria (PKU) and SYNB8802 for Enteric Hyperoxaluria.

"At Synlogic, we are advancing multiple programs rapidly towards meaningful clinical read-outs, executing on our mission of bringing the transformative potential of synthetic biology to medicine," said Aoife Brennan, M.B. Ch.B., Synlogic's President and Chief Executive Officer. "Caroline's track record and experience as a cross-functional leader who has advanced important therapies from pre-clinical to commercial will be critical as our programs continue to advance in the clinic."

"I have a passion for drug development and am excited by the opportunity to advance both our PKU and Enteric Hyperoxaluria candidates towards patients," said Dr. Caroline Kurtz. "Thank you to the Synlogic team members who are working every day to translate our platform into meaningful products for patients. With key data read-outs in PKU and Enteric Hyperoxaluria on the horizon, I am energized by the challenge of bringing these programs into later stages of development while also continuing Synlogic's strong track record of translating our science into compelling clinical candidates."

Dr. Kurtz joined Synlogic in October 2016 and is responsible for program leadership and portfolio planning and progression. With over 25 years of experience in the pharmaceutical industry, Dr. Kurtz has led multiple programs through mid and late-stage clinical development, including as Vice President and GC-C platform lead at Ironwood Pharmaceuticals, where she drove the development of linaclotide (LINZESS®) from pre-IND through NDA approval and life-cycle management. Dr. Kurtz received her Ph.D. in Immunology from Harvard University in the laboratory of Dr. John Weis and carried out post-doctoral training in viral immunology and central nervous system demyelinating diseases in the laboratory of Dr. Robert Fujinami at the University of Utah.

Synlogic also announced the promotion of Daniel Rosan to Senior Vice President and Head of Finance and the appointment of Dr. Jamie Austin to the role of Vice President and Incoming Head of Regulatory Affairs.

Mr. Rosan's responsibilities will include capital markets, investor relations, financial planning and analysis, and accounting. Gregg Beloff will continue as Synlogic's interim Chief Financial Officer. Mr. Rosan brings over 20 years of health care experience in a wide variety of business contexts. Prior to Synlogic, he spent six years at Biogen in roles of increasing responsibility in Finance and Research & Development. Mr. Rosan holds a BA in History from Vassar College and an MBA from Harvard Business School.

Dr. Austin will lead Regulatory Affairs at Synlogic. She has over 15 years of industry experience, including 10 years of consulting and business development. Prior to Synlogic, she has served in regulatory strategy roles at several prominent pharmaceutical and biotech companies including AstraZeneca, AbbVie, and bluebird bio. Dr. Austin received her MS in Bioscience Regulatory Affairs from the Johns Hopkins University and her Ph.D. from the University of Michigan.

About Synlogic
Synlogic™ is bringing the transformative potential of synthetic biology to medicine. With a premiere synthetic biology platform that leverages a reproducible, modular approach to microbial engineering, Synlogic designs Synthetic Biotic medicines that target validated underlying biology to treat disease in new ways. Synlogic's proprietary pipeline includes Synthetic Biotics for the treatment of metabolic disorders including Phenylketonuria (PKU) and Enteric Hyperoxaluria (HOX). The company is also building a portfolio of partner-able assets in immunology and oncology.

Forward-Looking Statements
This press release contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Synlogic may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic's platform to develop therapeutics to address a wide range of diseases including: cancer, inborn errors of metabolism, and inflammatory and immune disorders; the future clinical development of Synthetic Biotic medicines; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; and the expected timing of Synlogic's clinical trials and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading "Risk Factors" in Synlogic's filings with the SEC. The forward-looking statements contained in this press release reflect Synlogic's current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic's view as of any date subsequent to the date hereof.

CONTACT: Media Contact: Lauren Arnold, MacDougall, Phone: 781-235-3060, Email: larnold@macbiocom.com; Investor Contact: Daniel Rosan, Synlogic, Inc., Phone: 617-401-9152, Email: dan.rosan@synlogictx.com